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                                 EXHIBIT 11
              Statement Re:  Computation of Per Share Earnings


                                                                      Quarter Ended
                                                            -------------------------------
                                                            Dec. 31, 1995     Dec. 31, 1996
                                                            -------------     -------------
1.  Net income                                              $2,524,000        $2,273,000
                                                            ==========        ==========

2.  Weighted average common
    shares outstanding                                       4,925,506         4,896,238

3.  Common stock equivalents due to
    dilutive effect of stock options                           136,064           142,358
                                                            ----------        ----------

4.  Total weighted average common
    shares and equivalents outstanding
    for primary earnings per
    share computation                                        5,061,571         5,038,596
                                                            ==========        ==========

5.  Primary earnings per share                              $     0.50        $     0.45
                                                            ==========        ==========

6.  Weighted average common
    shares outstanding                                       5,061,571         5,038,596

7.  Additional dilutive shares
    using the higher of the end
    of period market value versus
    average market value for the
    period utilizing the treasury
    stock method regarding
    stock options                                                    -                 -
                                                            ----------        ----------

8.  Total weighted average
    common shares and equivalents
    outstanding for fully diluted
    earnings per share computation                           5,061,571         5,038,596
                                                            ==========        ==========

9.  Fully diluted earnings per share                        $     0.50        $     0.45
                                                            ==========        ==========

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